BETA OIL & GAS, INC.
                                LOCK-UP AGREEMENT

                                  June 7, 1999


Beta Oil & Gas, Inc.                         Brookstreet Securities Corporation
901 Dove Street, Suite 230                         2361 Campus Drive, Suite 210
Newport Beach, CA 92660                                        Irvine, CA 92715

Ladies and Gentlemen:

     The  undersigned  is  a  securityholder  of  Beta  Oil  &  Gas,  Inc.  (the
"Company").

         1. The undersigned represents and warrants to you that the undersigned does not own or have the right or option to acquire any securities of the Company, whether from the Company or any other person, except as set forth below.

         2. The undersigned understands that the Company has filed a registration statement (the "Registration Statement") on Form S-1 with the Securities and Exchange Commission (Registration No. 333-58025) with respect to the sale by the Company of up to 1,650,000 shares of Common Stock on a "best efforts" basis, as well as registering for resale 7,029,492 shares of Common Stock on behalf of Selling Security Holders, 2,547,663 shares of Common Stock issuable upon exercise of warrants on behalf of Selling Security Holders, and up to 165,000 shares of Common Stock issuable upon exercise of Selected Dealer Warrants (collectively, the "Securities") . Such Securities and any other securities of the Company sold pursuant to the Registration Statement, either in addition to or in lieu of such Securities, are referred to herein as the "Offered Securities." The undersigned further understands that the Company and Brookstreet Securities Corporation (the "Underwriter") intend to enter into an underwriting agreement (the "Underwriting Agreement") in connection with the public offering of the Offered Securities (the "Public Offering").

         3. In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that the undersigned will not, for a period of 90 calendar days beginning on the day immediately following the date of the Company's closing of the Minimum Offering of the Public Offering, offer, pledge, sell (which term includes a short sale or sale against the box), contract to sell, grant an option for the sale of, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, or any securities convertible or exchangeable into the securities of the Company (e.g., warrants, options, convertible notes or convertible preferred stock) ("Derivative Securities"), owned by the undersigned as of the date thereof.


                            [SIGNATURE PAGE FOLLOWS]
         The number of shares of Common Stock and Derivative Securities to which this Agreement relates is set forth below.*

                                Very truly yours,


                                         -------------------------------------
                                         [Signature of security holder]

                                         -------------------------------------
                                          Printed name of person/entity

                                         -------------------------------------

                                         -------------------------------------
                                          Address


                                        -------------------------------------
                                        [If securities are held jointly,
                                        signature of joint holder]

                                        -------------------------------------
                                        Printed name of joint holder

*I/we hold the following securities of the Company and understand that this Lock-Up Agreement restricts us from selling or transferring all securities held in my/our name(s) for a period of ninety calendar days from the date the Company closes its Minimum Offering in the Company's Public Offering:


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[List  securities  held  here,  including  any and all  shares of common  stock, options, warrants, or any other type of security]